Exhibit 99.1

FLAGSTONE RE ANNOUNCES PURCHASE OF MAJORITY STAKE IN IMPERIAL REINSURANCE COMPANY LIMITED

HAMILTON, Bermuda--(BUSINESS WIRE)--March 11, 2008--Flagstone Reinsurance Holdings Limited (NYSE:FSR) announced today that it has signed an agreement to invest, via a subsidiary, in the capital stock of Imperial Reinsurance Company Limited and thereby acquire 65% of the company. The transaction, subject to regulatory approvals and closing conditions, is expected to close in the second quarter of 2008. Imperial Re, domiciled in South Africa, writes multiple lines of reinsurance in sub-Saharan Africa.

Current owner Imperial Holdings will hold 35% of Imperial Re and will be represented on the board. In addition, Steve Smith will continue to be the managing director of the company. Flagstone's capital and technical support will enhance the company's services, increase market penetration and broaden product distribution, both by line of business and geographically within Africa.

Mark Byrne, Chairman of Flagstone, will become the new Chairman of Imperial Re. Mr. Byrne commented: "We are excited about this further strengthening of our relationship with Imperial Re and the Imperial Group. This acquisition dovetails with our strategy, giving Flagstone capacity in a fast growing, technically adequate market, in a strong economy. Our colleagues at Imperial Holdings, a large and respected conglomerate in South Africa will make great partners for Imperial Re, as we seek to leverage existing relationships in the Republic of South Africa as well as the broader region. Steve Smith and his team have our full confidence and support."

Hubert Brody, Imperial CEO said: "The sale of our stake in the business will create a re-insurance company with equity of approximately R220m and will free up approximately R80m of capital for Imperial Holdings. It unlocks Imperial Re's true potential throughout sub-Saharan Africa."

Mr. Smith commented: "Imperial Re's management and staff are excited by this development; it will significantly enhance the company's value proposition for the short term insurance market in South Africa and we are sure that it will be welcomed by both insurers and reinsurance brokers. We will be in an unique position in the South African reinsurance market by having a blend of international and South African ownership"

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance company that employs a focused, technical approach to the Property, Property Catastrophe, and Specialty reinsurance business. Flagstone Re and Flagstone Reassurance Suisse have received "A-" financial strength ratings from both A.M. Best and Fitch Ratings, and "A3" ratings from Moody's Investors Service.



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About Imperial Holdings

Imperial Holdings Ltd, listed on the Johannesburg Stock Exchange, is a diversified multinational mobility group with activities spanning logistics, motor vehicle and related financial operations. Its interests include a 49.9% shareholding in Imperial Bank. While capitalizing on the synergies between its business entities, its decentralized management structure actively encourages entrepreneurship, innovation and industry-specific best practices.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to Flagstone's: growth in book value per share or return on equity; business strategy; financial and operating targets or plans; incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance; projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; expansion and growth of our business and operations; and future capital expenditures.

These statements are based on certain assumptions and analyses made by Flagstone in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including: the risks described in our Annual Report or Form 10-Q; claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks; the continued availability of capital and financing; general economic, market or business conditions; business opportunities (or lack thereof) that may be presented to it and pursued; competitive forces, including the conduct of other property and casualty insurers and reinsurers; changes in domestic or foreign laws or regulations, or their interpretation, applicable to Flagstone, its competitors or its clients; an economic downturn or other economic conditions adversely affecting its financial position; recorded loss reserves subsequently proving to have been inadequate; other factors, most of which are beyond Flagstone's control.



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Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Flagstone will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Flagstone or its business or operations. Flagstone assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, 441-278-4303